Exhibit 99.2

Paysign, Inc. Announces Acquisition of Gamma Innovation’s Assets, Appoints Michael Ngo as Chief Innovation Officer

Paysign Strengthens Leadership in Technology for Plasma and Pharmaceutical Industries

HENDERSON, Nev.--March 25, 2025--(BUSINESS WIRE)--Paysign, Inc. (NASDAQ: PAYS), a leading provider of prepaid card programs, comprehensive patient affordability offerings, digital banking services and integrated payment processing services, today announced that it has acquired the assets of Gamma Innovation LLC (Gamma), significantly enhancing Paysign’s capabilities in plasma donor and pharmaceutical patient engagement technologies. As part of this strategic acquisition, Paysign has appointed Michael Ngo, former Managing Member of Gamma, as its Chief Innovation Officer.

“This acquisition represents an exciting milestone for Paysign as we accelerate our growth strategy and expand our technology-driven solutions,” said Mark Newcomer, President & CEO of Paysign. “Michael and his team have developed innovative donor engagement and management solutions for the blood and plasma collection industry. By integrating Gamma’s technologies, Paysign will deliver enhanced engagement, compensation and resource management solutions across our core markets. These new capabilities will not only strengthen our relationship with plasma clients but will also bolster our patient affordability solutions by incorporating advanced patient retention and adherence tools into that market. We enthusiastically welcome Michael and his team, recognizing their substantial contributions as highly synergistic to Paysign’s long-term strategic vision.”

Michael Ngo, Paysign’s newly appointed Chief Innovation Officer, commented, “We have long admired Paysign’s position as a trusted payments leader in the plasma industry, and it quickly became clear that our shared vision for integrating donor engagement, management and compensation was perfectly aligned. We are eager to deploy our technology to enhance Paysign’s robust solutions for the blood and plasma collection industry and to expand the potential of Paysign’s rapidly growing patient affordability business.”

Among the key assets acquired by Paysign are:

•	A donor engagement app, designed to reduce labor costs and donor fees while improving donor retention. The app integrates seamlessly with existing donor management systems, delivering immediate value to plasma centers without complex implementations.

•	A specialized customer resource management (CRM) platform tailored specifically for the blood and plasma collection industry, replacing traditional one-size-fits-all CRMs, reducing unnecessary expenses, and improving donor engagement, marketing effectiveness and retention through customizable journey automation tailored to business-defined audiences.

•	Additional innovative donor management solutions targeted to the blood and plasma collection industry’s donor engagement/management ecosystem designed to reduce operating costs, optimize donor compensation through intelligent payments and enhance efficiency throughout the donation process.

•	An existing contract with a Paysign customer for developing applications that support marketing and donor engagement initiatives.

Michael Ngo is a seasoned technologist and entrepreneur with over 25 years of experience in delivering innovative technology solutions in industries such as finance, pharmaceuticals, enterprise software and digital media. He has led digital transformations, scaled technology ventures and implemented technology initiatives that generated multimillion-dollar growth throughout his career.

Michael has developed over 30 mobile and web applications and consulted for Global Fortune 1000 companies throughout his career. His expertise spans software development, SaaS, digital media and strategic consulting. Previously, he held executive roles at IBM and Citibank’s Software and Technology Services group, focusing on business development, operational efficiency and software implementations.

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Paysign also welcomes Michael’s experienced and talented team members, including:

Howard Steidle is a seasoned global business strategist and entrepreneur with an MBA from The Wharton School of the University of Pennsylvania and brings 10 years of international business experience in operations and cross-border B2B development. He specializes in leveraging technology to optimize business logistics and digital marketing to enhance customer engagement and retention. With a deep understanding of the plasma industry, Mr. Steidle has provided strategic consulting to businesses looking to navigate complex market landscapes and drive innovation in their operations.

Bei Xu is a recognized leader in AI-driven data analytics with over 25 years of experience in data analytics, artificial intelligence (AI) and digital transformation. She is a results-driven leader in leveraging AI-driven solutions to revolutionize industries, particularly in Life Sciences and Automotive. Ms. Xu has led large-scale AI and data initiatives for Fortune 500 corporations enabling digital transformation, regulatory compliance and operational efficiency. Her expertise in pharmaceutical operations, supply chain management and regulatory reporting has helped Global Fortune 1000 companies harness AI, cloud computing and big data for strategic growth.

Sam Wang is a driving force behind intelligent platform development and accelerated software delivery and is a seasoned software leader with over a decade of experience optimizing the software development life cycle (SDLC) through strategic automation and AI integration. His recent innovations have cut “go-to-market” timelines by 20–30%, helping businesses deliver smarter, faster and more efficient software applications and systems. With a Master’s Degree in Information Systems from Stevens Institute of Technology, Sam brings both a strategic perspective and hands-on technical depth to organizations.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. All statements, besides statements of fact included in this release are forward-looking. Such forward-looking statements include, among others, our expectation that we will deliver enhanced engagement, compensation, and resource management solutions across our core markets; our expectation that we will strengthen our relationship with plasma clients and bolster our patient affordability solutions; and our plan to enhance our solutions for the blood and plasma collection industry and to expand our patient affordability business. We caution that these statements are qualified by important risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the inability to continue our current growth rate in future periods; that a downturn in the economy, including as a result of COVID-19 and variants, as well as further government stimulus measures, could reduce our customer base and demand for our products and services, which could have an adverse effect on our business, financial condition, profitability and cash flows; operating in a highly regulated environment; failure by us or business partners to comply with applicable laws and regulations; changes in the laws, regulations, credit card association rules or other industry standards affecting our business; that a data security breach could expose us to liability and protracted and costly litigation; and other risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2023. Except to the extent required by federal securities laws, the company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

About Paysign, Inc.

Paysign, Inc. is a leading provider of prepaid card programs, comprehensive patient affordability offerings, digital banking services and integrated payment processing designed for businesses, consumers and government institutions. Incorporated in 1995 and headquartered in southern Nevada, the company creates customized, innovative payment solutions for clients across all industries, including pharmaceutical, healthcare, hospitality, and retail. Built on the foundation of a reliable payments platform, Paysign’s end-to-end technologies securely enable digital payout solutions and facilitate the distribution of funds for donor compensation, copay assistance, customer incentives, employee rewards, travel expenses, per diem, reimbursements, rebates, and countless other exchanges of value. Paysign’s solutions lower costs, streamline operations and improve customer, employee and partner loyalty. To learn more, visit paysign.com.

About Gamma Innovation LLC

Gamma Innovation LLC is a cutting-edge software and services company focusing on the blood and plasma collection industry that developed innovative solutions targeting donor engagement, retention and management.

Contacts:

Investor Relations: 888.522.4810 paysign.com/investors ir@paysign.com	Media Relations: Alicia Ches 888.522.4850 pr@paysign.com

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